Exhibit 99.1

SAN JUAN COAL COMPANY AND AFFILIATE

FINANCIAL REPORT

DECEMBER 31, 2014

C O N T E N T S

INDEPENDENT AUDITOR’S REPORT

To the Shareholder of

San Juan Coal Company and Affiliate

We have audited the accompanying combined financial statements of San Juan Coal Company and San Juan Transportation Company (collectively, the Company), which comprise the combined balance sheets as of December 31, 2014 and 2013, and the related combined statements of income, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

San Juan Coal Company and Affiliate

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of San Juan Coal Company and Affiliate as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

As described in Note 8 to the combined financial statements, the Company has significant transactions and relationships with affiliated entities.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

August 28, 2015

COMBINED FINANCIAL STATEMENTS

SAN JUAN COAL COMPANY AND AFFILIATE

COMBINED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS
CURRENT ASSETS
Accounts receivable	$42,031,923	$47,813,678
Related party receivables	46,807,244	172,685,789
Other assets	15,873,000	11,004,000
Inventories	25,896,561	19,402,860
Prepaid expenses and other current assets	3,974,486	3,838,080

Total current assets	134,583,214	254,744,407
PROPERTY, PLANT AND EQUIPMENT	468,364,508	454,647,726
Accumulated depletion, depreciation, and amortization	(347,804,641)	(326,979,505)

Property, plant, and equipment, net	120,559,867	127,668,221
OTHER ASSETS
Other assets	120,338,719	140,372,157
Prepaid assets—noncurrent	1,600,000	2,400,000

TOTAL OTHER ASSETS	121,938,719	142,772,157

TOTAL ASSETS	$377,081,800	$525,184,785

The Notes to Combined Financial Statements

    are an integral part of these statements.

	2014	2013
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$11,424,097	$16,667,194
Income tax payable	20,020,535	24,117,231
Other provisions	16,430,070	59,702,580
Deferred income	4,907,670	4,907,670
Asset retirement obligations	6,900,000	2,300,000

Total current liabilities	59,682,372	107,694,675
NONCURRENT LIABILITIES
Other provisions	18,267,173	24,405,000
Deferred income	9,815,340	14,723,010
Deferred tax liabilities	19,312,533	12,470,166
Asset retirement obligations	102,073,719	115,967,157

Total noncurrent liabilities	149,468,765	167,565,333
STOCKHOLDER’S EQUITY
Common stock, $10 par value; 25,000 shares authorized, 250 issued and outstanding - San Juan Coal Company	2,500	2,500
Common stock, $10 par value; 25,000 shares authorized, 200 issued and outstanding - San Juan Transportation Company	2,000	2,000
Additional paid-in capital	42,000,000	42,000,000
Retained earnings	125,926,163	207,920,277

TOTAL STOCKHOLDER’S EQUITY	167,930,663	249,924,777

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$377,081,800	$525,184,785

SAN JUAN COAL COMPANY AND AFFILIATE

COMBINED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
REVENUES	$355,106,507	$348,583,868
EXPENSES
Operating cost of sales	217,307,232	222,023,050
Taxes other than income	50,805,607	47,837,517
Depletion, depreciation, and amortization	21,547,755	21,304,498
Accretion expense	3,435,000	3,090,000

Total expenses	293,095,594	294,255,065

Income from operations	62,010,913	54,328,803
OTHER INCOME
Other income	3,435,000	3,090,000
Interest expense	117,319	53,874

Total other income	3,552,319	3,143,874

Income before taxes	65,563,232	57,472,677
INCOME TAX EXPENSE	17,557,346	15,218,216

NET INCOME	$48,005,886	$42,254,461

The Notes to Combined Financial Statements

    are an integral part of these statements.

SAN JUAN COAL COMPANY AND AFFILIATE

COMBINED STATEMENTS OF STOCKHOLDER’S EQUITY

YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common stock -		Common stock -				Total
	San Juan Coal Company		San Juan Transportation Company		Additional	Retained	stockholder’s
	Shares	Amount	Shares	Amount	paid-in capital	earnings	equity
BALANCE, December 31, 2012	250	$2,500	200	$2,000	$42,000,000	$165,665,816	$207,670,316
Net income		—		—	—	42,254,461	42,254,461

BALANCE, December 31, 2013	250	2,500	200	2,000	42,000,000	207,920,277	249,924,777
Net income		—		—	—	48,005,886	48,005,886
Dividends paid		—		—	—	(130,000,000)	(130,000,000)

BALANCE, December 31, 2014	250	$2,500	200	$2,000	$42,000,000	$125,926,163	$167,930,663

The Notes to Combined Financial Statements

    are an integral part of these statements.

SAN JUAN COAL COMPANY AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$48,005,886	$42,254,461
Adjustment to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and amortization	21,547,755	21,304,498
Deferred income taxes	6,842,367	25,836
Changes in operating assets and liabilities
Accounts receivable	5,781,755	22,395,096
Related-party receivables	125,878,545	(122,688,880)
Inventory	(6,493,701)	(3,706,604)
Other current assets	(4,869,000)	1,460,036
Prepaid expenses and other	663,594	2,245,619
Other noncurrent assets	20,033,438	(18,370,208)
Accounts payable and accrued liabilities	(5,243,097)	6,514,080
Taxes payable	(4,096,696)	10,857,873
Deferred income	(4,907,670)	(4,907,670)
Other current provisions	(43,272,510)	37,282,549
Other noncurrent provisions	(6,137,827)	(13,240,000)
Asset retirement obligations	(9,293,438)	31,010,208

Net cash provided by operating activities	144,439,401	12,436,894
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant, and equipment	(14,489,633)	(12,502,356)
Proceeds from sale of property, plant, and equipment	50,232	65,462

Net cash used in investing activities	(14,439,401)	(12,436,894)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(130,000,000)	—

Net cash used in financing activities	(130,000,000)	—

Net change in cash and cash equivalents	—	—
CASH AND CASH EQUIVALENTS, beginning of year	—	—

CASH AND CASH EQUIVALENTS, end of year	$—	$—

The Notes to Combined Financial Statements

    are an integral part of these statements.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Operations

San Juan Coal Company (SJCC) and San Juan Transportation Company (SJTC), collectively, the Company, operate the San Juan Underground Mine (SJM), which is a single long wall operation, for their parent company and sole stockholder, BHP Billiton New Mexico Coal Inc. (“NMC” or the “Parent”). The Company’s ultimate parent is BHP Billiton Limited (BHP Billiton). SJCC supplies coal to the San Juan Generating Station (SJGS) operated by the Public Service Company of New Mexico (PNM).

The summary of significant accounting policies of the Company is presented to assist in understanding the accompanying combined financial statements. The accompanying combined financial statements and notes are representations of management, who is responsible for their integrity and objectivity. The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Basis of Presentation

The combined financial statements and related notes include the accounts of SJCC and SJTC. All significant intercompany accounts and transactions have been eliminated.

Accounting Estimates

The preparation of combined financial statements in conformity with US GAAP requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Significant estimates include allowance for doubtful accounts, depreciation of property and equipment, asset retirement obligations, deferred tax assets, and liabilities and other provisions.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Accounts Receivable

Trade receivables are recorded at the invoiced amount and do not bear interest. The Company routinely assesses the recoverability of trade receivables to determine their collectibility and records an allowance for doubtful accounts when, based on the judgment of management, it is probable that a receivable will not be collected and the amount of any allowance may be reasonably estimated. At December 31, 2014 and 2013, the Company does not have a reserve for doubtful accounts as management believes all accounts to be collectible. The Company does not have any off-balance-sheet credit exposure related to its customers.

Inventories

The Company’s inventories consist of two different types of inventory: mined coal and stores/spares. Inventories are stated at the lower of cost or market.

Coal inventory is valued using the weighted average cost to prepare coal to its useful stage less costs reimbursed under the Underground Coal Sales Agreement (UGCSA). Coal is recognized and valued initially when it is brought to the surface as work in process. As the sale of coal occurs simultaneously as it is crushed, no finished goods are reported in the combined balance sheets.

Stores/spares include items such as fuel, roof bolts, spare parts, and other miscellaneous items and are valued using the weighted average price of the inventory items purchased.

Property, Plant, and Equipment

Property, plant, and equipment are stated at historical cost. Mineral rights and related costs are depleted based upon estimated recoverable proven and probable reserves. Assets under construction are not depreciated until such time as they are placed in service. Depreciation on plant and equipment is calculated on a straight-line basis over the estimated useful lives of the assets as follows:

Useful Life
Buildings	7 - 40 years
Mining plant, machinery, and equipment	4 - 34 years
Vehicles	5 years

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Property, Plant, and Equipment – Continued

Total depletion, depreciation, and amortization for the years ended December 31, 2014 and 2013 was approximately $21.5 million and $21.3 million, respectively. When the Company retires or sells an asset, the Company removes its cost and related accumulated depreciation and amortization from the Company’s combined balance sheets. The Company records the difference between the net book value and proceeds from disposition as a gain or loss on the combined statements of income.

The Company incurs maintenance costs on all of its major equipment. Costs that serve to maintain an asset’s operating capacity at its previously assessed standard of performance, or prevent its useful economic life from declining, are expensed as incurred.

Long-Lived Assets

In accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets (ASC Topic 360), long-lived assets, such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized for the amount that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. The Company recorded no impairments of long-lived assets during the years ended December 31, 2014 and 2013.

Asset Retirement Obligations

In accordance with ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410), the Company recognizes the fair value of a liability for an asset retirement obligation (ARO) in the period in which it is incurred. The Company is required to restore its coal mine sites, either during or at the end of their producing lives, to a condition acceptable to the relevant authorities and consistent with the Company’s environmental policies.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Asset Retirement Obligations – Continued

The expected cost associated with the retirement of the coal mine sites, discounted to its net present value, is provided when the related environmental disturbance occurs, based on environmental and regulatory requirements. The liability is recognized when the cost can be reasonably estimated and whether the ARO is expected to occur over the life of the operation or at the time of closure of the coal mine sites. The Company’s cost pertaining to final reclamation is fully reimbursable under its customer contracts. Therefore, an asset is maintained, which offsets the liability for ARO. The expected future reimbursements from customers relating to ARO are approximately $109 million and $118 million as of December 31, 2014 and 2013, respectively, and are presented on the combined balance sheets in other current and non-current assets. Expected retirement costs are based on the estimated current cost of detailed plans prepared for the mine site. The Company performs periodic review of its sites for any changes in facts and circumstances that might require changes in the expected cost. When there is a change in the expected costs, the adjustment is recorded against the carrying value of the liability for ARO and the corresponding asset (Note 5). The discounted ARO liability is accreted over time to return to the future fair value at the end of the life of the related site. An offsetting equal amount is recorded to other income to maintain the offsetting reimbursable amount under customer contracts.

Other Provisions

The Company provides for various liabilities and provisions, which arise in the normal course of business. Other current and noncurrent provisions as of December 31, 2014 and 2013 are approximately $35 million and $84 million, respectively, and are primarily related to the insurance proceeds, as discussed in Note 9, and a liability to Cimarron Coal Company (Cimarron). The Cimarron coal liability is a long-term obligation due to the Cimarron and its successors under an installment sales agreement to acquire the La Plata Leases. This liability was the result of a lease buyout of Cimarron and is paid directly by the customer. Accordingly, the Cimarron coal liability is offset by a corresponding asset of the same amount, which is included in other current and noncurrent assets on the combined balance sheets.

Deferred Income

Effective January 1, 2003, the UGCSA replaced a coal sales agreement that previously provided for surface coal mining with new pricing and provisions for underground mining. In consideration for agreeing to terminate the surface supply, and replace it with an underground supply, the Company received a contract termination payment of $73.6 million from SJGS. At December 31, 2014 and 2013, approximately $15 million and $20 million, respectively, of deferred income is reported in the combined balance sheets, which will be amortized to revenue over the remaining life of the renegotiated contract.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Deferred Income – Continued

Accordingly, approximately $4.9 million was included in revenue in the combined statements of income for each of the years ended December 31, 2014 and 2013.

Revenue Recognition

The Company records revenue from the sales of coal when the product is delivered at a fixed or determinable price per the UGCSA, title has transferred and collectibility is reasonably assured. The Company also recognizes reimbursable costs under the UGCSA as income in the period incurred and billed to PNM.

Income Taxes

The Company is included in the combined tax returns of entities within BHP Billiton. Income taxes due to taxing authorities are allocated by the Parent to the subsidiaries, including SJCC and SJTC, with tax payments made by the Parent and settled through intercompany payable and receivable accounts. Current and deferred taxes are presented as if the Company filed a separate, stand-alone tax return. Taxation on the profit or loss for the year comprises current and deferred tax.

Deferred tax is provided using the asset and liability method, providing for the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax assessment or deduction purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the rate is enacted. Deferred tax assets are reviewed at each balance sheet date and an allowance provided to the extent that it is no longer probable that the related tax benefit will be realized. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation jurisdiction and the Company has both the right and the intention to settle its current tax assets and liabilities on a net or simultaneous basis.

ASC Topic 740, Income Taxes, (ASC Topic 740) provides the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the combined financial statements. ASC Topic 740 requires that the Company recognize in the combined financial statements the financial effects of a tax position, if that position is more likely than not to be sustained upon examination, including resolution of any appeals or litigation processes. Tax positions taken related to the Company’s entity status and those taken in determining its state income tax liability, including deductibility of expenses, have been reviewed, and management is of the opinion that material positions taken upon the Company would more likely than not be sustained upon examination. As of December 31, 2014, the Company’s tax years 2011 through 2014 remain subject to examination.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Taxes Other Than Income

Taxes other than income consist primarily of severance and production taxes and value taxes paid to the state of New Mexico and the federal government of the United States. The per tonnage taxes are based on the enacted tax rate per tonnage of coal sold and the value taxes are based on coal sales value.

Fair Value of Financial Instruments

The Company’s financial instruments are cash and cash equivalents, accounts receivable, related party receivables/payables, and accounts payable. The carrying values of these instruments approximate fair value due to their short maturity.

Recently Issued Accounting Standards

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, codified as ASC Topic 606. ASC Topic 606 provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which delays the implementation of the provisions of ASU 2014-09 until fiscal periods beginning after December 15, 2018, with early adoption permitted in fiscal periods beginning after December 15, 2016. The new standard can be adopted by the Company either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company will evaluate the effect that adopting this new accounting guidance will have on its combined financial statements as the date of adoption approaches.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s combined financial statements.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recently Issued Accounting Standards – Continued

ASC Topic 330, Inventory, currently requires an entity to measure inventory at the lower of cost or market. Market could be replacement cost, net realizable value, or net realizable value less an approximate normal profit margin. In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory, which requires an entity to measure inventory at the lower of cost or net realizable value. Subsequent measurement is unchanged for inventory measured using last-in, first-out (LIFO) or the retail inventory method. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The Company will evaluate the effect that adopting this new accounting guidance will have on its combined financial statements as the date of adoption approaches.

NOTE 2. CONCENTRATIONS

The Company’s financial instruments that are subject to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. At times during the year, the amounts of cash and cash equivalents on deposit may be in excess of insured limits. The Company believes the financial institutions are financially strong and the risk of loss is minimal.

The Company’s primary line of business, coal mining, is driven by a relatively constant demand by utilities companies to provide energy to customers. SJCC’s coal sales are exclusively to the SJGS, and are governed by the UGCSA. SJCC is a party to that agreement with the PNM and Tucson Electric Power (TEP) (collectively, the Utilities). All coal sold under the UGCSA is from the SJM located in New Mexico. The UGCSA dictates the obligations for coal delivery and other performance criteria for the parties, as well as specifies the contractual compensation, which includes but is not limited to the reimbursement of SJCC’s operating costs and a capital investment element. Under the contract, the UGCSA obligates the Utilities to purchase a minimum of 5.6 million tons of coal per year exclusively from SJCC. The agreement obligates SJCC to guarantee supply of coal to SJGS beyond those minimums while maintaining specified reserves. The agreement expires on December 31, 2017. SJGS accounted for 100% of the Company’s sales and trade receivables as of and for the years ended December 31, 2014 and 2013.

Certain groups of employees of NMC that provide services to the Company are members of labor unions and are employed under collective bargaining agreements.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 3. INVENTORY

Inventory at December 31, 2014 and 2013 consisted of the following:

	2014	2013
Stores and spares	$12,741,067	$12,975,353
Mined coal	13,155,494	6,427,507

Total inventory	$25,896,561	$19,402,860

NOTE 4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consisted of the following as of December 31, 2014 and 2013 is shown in the following table:

	2014	2013
Land and buildings	$114,052,930	$113,010,368
Mining plant, machinery and equipment	238,765,477	216,815,489
Mineral rights	114,329,022	114,329,022
Assets under construction	1,217,079	10,492,847

	468,364,508	454,647,726
Accumulated depletion, depreciation, and amortization	(347,804,641)	(326,979,505)

Property, plant, and equipment, net	$120,559,867	$127,668,221

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 5. ASSET RETIREMENT OBLIGATIONS

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of ASC Topic 410 as of December 31, 2014 and 2013:

	2014	2013
Beginning balance at January 1,	$118,267,157	$87,256,949
Liabilities settled	(2,148,911)	(5,062,812)
Accretion expense	3,435,000	3,090,000
Liabilities incurred and revised	(10,579,527)	32,983,020

Ending balance	108,973,719	118,267,157
Current portion	(6,900,000)	(2,300,000)

Long-term portion	$102,073,719	$115,967,157

Accretion expense is offset in the combined statements of income by corresponding amounts of interest income as the ultimate retirement obligations will be reimbursed by PNM under the UGCSA.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 6. INCOME TAXES

The income tax expense attributable to income from operations consists of the following:

	2014	2013
Current taxes:
Federal	$7,694,953	$12,984,040
State	3,020,026	2,208,340
Deferred taxes:
Federal	6,842,367	25,836

Total current taxes	$17,557,346	$15,218,216

	2014	2013
Income before income taxes	$65,563,232	$57,472,677
Federal income tax rate	35%	35%
Tax at federal income tax rate	22,947,131	20,115,437
Increase (decrease) resulting from:
Percentage depletion	(6,900,243)	(7,761,061)
State taxes, net of federal income tax benefit	3,020,026	2,208,340
Other	(1,509,568)	655,500

Total	$17,557,346	$15,218,216

Effective rate	27%	26%

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 6. INCOME TAXES – CONTINUED

Deferred tax assets and liabilities as of December 31, 2014 and 2013 resulted from the following:

	2014	2013
Deferred tax assets:
Deferred income	$3,081,278	$4,108,370
Other	1,033,992	3,739,184

Total deferred tax assets	4,115,270	7,847,554
Deferred tax liabilities:
Depreciation	(23,427,803)	(20,317,720)

Total deferred tax liabilities	(23,427,803)	(20,317,720)

Net deferred tax liabilities	$(19,312,533)	$(12,470,166)

NOTE 7. COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines, and penalties and other sources, are recorded when it is more likely than not that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties, which are probable of realization, are separately recorded as assets, and are not offset against the related environmental liability.

Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of expected future expenditures for environmental remediation obligations are discounted to their present value.

The Company is subject to legal proceedings, claims, and liabilities that arise in the ordinary course of business. The Company accrues for losses associated with legal claims when such losses are considered probable and the amounts can be reasonably estimated. In addition to amounts accrued for such losses, management believes additional asserted or unasserted claims may possibly result in losses to the Company; however, a range of potential losses could not be determined as of December 31, 2014 or 2013. As such, no accrual has been recorded for these potential losses. In the opinion of management, the disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 8. RELATED PARTY TRANSACTIONS

The Company has significant transactions with related parties, including allocations for payroll and employee benefits and management services related to treasury, governance and other operational functions. Related party payables represent noninterest bearing amounts due between the Company and other BHP Billiton entities for normal business activities.

The Company has an interest-bearing arrangement with NMC whereby all excess cash is swept daily into accounts owned and managed by BHP Billiton entities. This arrangement also provides the Company with the ability to borrow up to a maximum aggregate amount of $520 million. Interest is calculated at the 3-month LIBOR rate plus 240 basis points per annum. Interest is capitalized to the loan principal at December 31 and June 30 each year. The Company has no borrowings under this arrangement at December 31, 2014 and 2013. Amounts receivable under the arrangement are $47 million and $173 million at December 31, 2014 and 2013, respectively, and are included in related party receivables in the combined balance sheets. Interest income related to these receivable balances was immaterial for the years ended December 31, 2014 and 2013.

The Company has no employees of record. BHP Billiton group entities, including primarily NMC, provide services to the Company including all mine operational activities as well as management, oversight, support and other functions. The Company is allocated costs related to these services by the corresponding BHP Billiton entities. Employees utilized by the Company participate in a group noncontributory defined benefit pension plan managed by NMC. The Company does not record assets or liabilities related to pension activity at the entity level. The Company records pension expense for allocations from NMC for its share of the plan each year. Salaried employee benefits under this plan were frozen on December 31, 2013 and all salaried employees were transferred to a defined contribution plan. Hourly employee benefits are calculated based on years of service and the monthly pension rate per completed year of service. The hourly plan was closed to new entrants on June 30, 2004 for surface workers and on April 30, 2006 for underground workers; new hires after those dates are part of a defined contribution plan. Full-time employees and retirees utilized by the Company also participate in a defined benefit healthcare plan. As such, the Company recognizes in each period the allocation from NMC as expense, but it does not recognize any employee benefit plan liabilities.

Approximately $66 million and $69 million in expenses related to employee compensation and benefits are reflected in the combined financial statements through charges allocated to the Company during the years ended December 31, 2014 and 2013, respectively. Approximately $24 million and $26 million in expenses related to corporate allocations, which include costs related to the operation of the local office shared with the Parent and other corporate costs, are reflected in the combined financial statements through charges allocated to the Company during the years ended December 31, 2014 and 2013, respectively.

The Company is insured by Stein Insurance Company Limited (Stein), a captive insurance company wholly owned by BHP Billiton. Stein, which is regulated by the Guernsey Financial Services Commission, settled certain insurance claims with the Company as described in Note 9.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 9. OTHER PROVISIONS

During 2011, the Company experienced a methane ignition event at SJM. Insurance proceeds related to claims for damage, fire suppression, fire containment, recovery, and resumption of operations were settled and received during 2013, totaling $41 million. These proceeds were designated as credits toward charges to PNM billings during 2014. As such, a liability in the amount of $0 and $41 million was included in other current provisions in the combined balance sheets at December 31, 2014 and 2013, respectively.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after December 31, 2014 and through August 28, 2015, the date the combined financial statements were available to be issued. During this period, the Company identified the following material subsequent events:

On July 1, 2015, the Parent entered into a Stock Purchase Agreement with Westmoreland Coal Company (Westmoreland), pursuant to which, upon satisfaction or waiver of the conditions set forth in the agreement, the Parent will sell to Westmoreland the issued and outstanding capital stock of SJCC and SJTC. A number of conditions set forth in the agreement must be met, including receipt of all required regulatory approvals. The agreement may be terminated by mutual consent.